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                                                                     Exhibit 5.1

[Steelcase Inc. letterhead]

February 1, 2006

Steelcase Inc.
901 44th Street SE
Grand Rapids, Michigan 49508

Ladies and Gentlemen:

I am Senior Corporate Counsel of Steelcase Inc., a Michigan corporation (the "Company"), and have acted as counsel to the Company in connection with the registration statement on Form S-3 (the "Registration Statement") to be filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to: (1) the issuance and sale by the Company from time to time, pursuant to Rule 415 ("Rule 415") of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities: (a) senior debt securities of the Company ("Senior Debt Securities") and subordinated debt securities of the Company ("Subordinated Debt Securities" and, together with Senior Debt Securities, "Debt Securities"), each of which may be issued in one or more series; (b) shares of Class A Common Stock of the Company ("Common Shares"); (c) shares of preferred stock of the Company ("Preferred Shares") to be issued in one or more series; (d) warrants ("Warrants") to purchase Debt Securities, Common Shares or Preferred Shares; (e) stock purchase contracts ("Stock Purchase Contracts") obligating holders to purchase from or sell to the Company, and obligating the Company to sell to or purchase from the holders, a specified number of Common Shares or Preferred Shares at a future date or dates; and (f) stock purchase units ("Stock Purchase Units"), each consisting of a Stock Purchase Contract and either Debt Securities, Preferred Shares or debt obligations of third parties, including United States treasury obligations, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders' obligations to purchase Common Shares or Preferred Shares under the Stock Purchase Contracts; and (2) the sale from time to time, pursuant to Rule 415, by certain shareholders of the Company of Common Shares (the "Secondary Shares"). Any Senior Debt Securities are to be issued pursuant to the Senior Indenture proposed to be entered into between the Company and a trustee to be named therein, a form of which is filed as an exhibit to the Registration Statement (together with any related supplement thereto, the "Senior Indenture"). Any Subordinated Debt Securities are to be issued pursuant to the Subordinated Indenture proposed to be entered into between the Company and a trustee to be named therein, a form of which is filed as an exhibit to the Registration Statement (together with any related supplement thereto, the "Subordinated Indenture;" and together with the Senior Indenture, the "Indentures"). The Debt Securities, the Common Shares, the Preferred Shares, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are collectively referred to herein as the "Offered Securities."

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of: (1) the Registration Statement; (2) the Second Restated Articles of Incorporation of the Company (the "Articles"), as in effect on the date hereof; (3) the Amended By-Laws of the Company (the "By-Laws"), as in effect on the date hereof; (4) copies of certain resolutions of the Board of Directors of the Company, or a duly authorized committee thereof, relating to

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February 1, 2006
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the Registration Statement and other matters; (5) the form of Senior Indenture;
(6) the form of Subordinated Indenture; (7) the forms of notes for the Debt Securities; and (8) a specimen certificate evidencing the Common Shares. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, other than the Company, of such documents and that such documents constitute or will constitute valid and binding obligations of the parties thereto. I have also assumed that (1) any stock certificates evidencing any Preferred Shares to be issued pursuant to the Registration Statement will be in a form that complies with, and the terms of such Preferred Shares will be duly established in accordance with, the Michigan Business Corporation Act, as amended (the "MBCA"); and (2) any stock certificates evidencing any Common Shares to be issued pursuant to the Registration Statement will conform to the specimen certificate which I examined and will be duly executed and delivered. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and representatives of the Company and others.

The opinions set forth below are limited to the laws of the State of Michigan. I do not express any opinion with respect to the law of any jurisdiction other than the State of Michigan or as to effect of any such non-opined on laws on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

     1. With respect to any Debt Securities to be offered pursuant to the Registration Statement (the "Offered Debt Securities"), when (1) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (2) the applicable Indenture relating to such Debt Securities has been duly authorized and validly executed and delivered by the Company and the other parties thereto; (3) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (4) the Offered Debt Securities have been duly authorized by the Board of Directors of the Company (or a duly authorized committee thereof); (5) the terms of the Offered Debt Securities and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Articles (as then in effect), the By-Laws (as then in effect) and the applicable Indenture, and provided that such terms, when established, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court

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February 1, 2006
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or governmental body having jurisdiction over the Company or any of its subsidiaries; (6) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (7) the Offered Debt Securities have been validly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized and validly executed and delivered applicable purchase agreement, or upon conversion, exchange or exercise of any other Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be duly authorized and validly issued.

     2. With respect to any Common Shares (other than Secondary Shares) to be offered pursuant to the Registration Statement (the "Offered Common Shares"), when (1) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (2) an appropriate prospectus supplement or term sheet with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (3) the issuance and sale of the Offered Common Shares have been duly established by all necessary corporate action in conformity with the Articles (as then in effect) and By-Laws (as then in effect), and provided that the terms of such issuance and sale, when established, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (4) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (5) the certificates representing the Offered Common Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Common Shares, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized and validly executed and delivered applicable purchase agreement, or upon conversion, exchange or exercise of any other Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and nonassessable. In rendering the opinion set forth in this Paragraph 2, I have assumed that, at the time of issuance of any Offered Common Shares, (a) the Articles, the By-Laws and the MBCA shall not have been amended after the date hereof so as to affect the validity of such issuance, and (b) there shall be sufficient Common Shares authorized under the Articles (as then in effect) and not otherwise reserved for issuance.

     3. With respect to any Secondary Shares to be offered pursuant to the Registration Statement (the "Offered Secondary Shares"), the Offered Secondary Shares have been validly issued and are fully paid and nonassessable.

     4. With respect to any series of Preferred Shares to be offered pursuant to the Registration Statement (the "Offered Preferred Shares"), when (1) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (2) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Shares has been

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February 1, 2006
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prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (3) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Articles (as then in effect), including the Certificate of Amendment related to the Offered Preferred Shares (the "Certificate of Amendment"), and the By-Laws (as then in effect), and provided that such terms, when established, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (4) the Certificate of Amendment has been duly authorized and validly executed and filed by the Company with the Department of Labor & Economic Growth (or any applicable successor filing office) of the State of Michigan; (5) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (6) the certificates representing the Offered Preferred Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Preferred Shares, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized and validly executed and delivered applicable purchase agreement, or upon conversion, exchange or exercise of any other Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof. In rendering the opinion set forth in this Paragraph 4, I have assumed that, at the time of issuance of any Offered Preferred Shares, (a) the Articles, the By-Laws and the MBCA shall not have been amended after the date hereof so as to affect the validity of such issuance, and (b) there shall be sufficient Preferred Shares authorized under the Articles (as then in effect) and not otherwise reserved for issuance.

     5. With respect to any Warrants to be offered pursuant to the Registration Statement (the "Offered Warrants"), when (1) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (2) a warrant agreement relating to the Offered Warrants (the "Warrant Agreement") has been duly authorized and validly executed and delivered by the Company and the other parties thereto; (3) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (4) the Offered Warrants and the securities of the Company into which the Offered Warrants are exercisable have been duly authorized by the Board of Directors of the Company (or a duly authorized committee thereof); (5) the terms of the Offered Warrants and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Articles (as then in effect), the By-Laws (as then in effect) and the Warrant Agreement, and provided that such terms, when established, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (6) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized and validly executed and delivered by the Company and the other parties thereto; and
(7) the Offered Warrants have been validly executed and countersigned in accordance with the Warrant Agreement and duly delivered to the purchasers thereof against payment of the agreed-upon consideration therefore in the manner

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contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized and validly executed and delivered applicable purchase agreement, will be duly authorized and validly issued.

     6. With respect to any Stock Purchase Contracts to be offered pursuant to the Registration Statement (the "Offered Stock Purchase Contracts"), when (1) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (2) a stock purchase agreement relating to the Offered Stock Purchase Contracts (the "Stock Purchase Agreement") has been duly authorized and validly executed and delivered by the Company and the other parties thereto; (3) an appropriate prospectus supplement or term sheet with respect to the Offered Stock Purchase Contracts has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (4) the Offered Stock Purchase Contracts and the Common Shares or Preferred Shares to be purchased or sold pursuant thereto have been duly authorized by the Board of Directors of the Company (or a duly authorized committee thereof); (5) the terms of the Offered Stock Purchase Contracts and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Articles (as then in effect), the By-Laws (as then in effect) and the Stock Purchase Agreement, including all necessary corporate action to authorize the issuance of the Common Shares or Preferred Shares to be issued pursuant to the Offered Stock Purchase Contracts, and provided that such terms, when established, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (6) if the Offered Stock Purchase Contracts are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Contracts has been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (7) the Offered Stock Purchase Contracts have been validly executed and countersigned in accordance with the Stock Purchase Agreement and duly delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Stock Purchase Contracts, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized and validly executed and delivered applicable purchase agreement, will be duly authorized and validly issued.

     7. With respect to any Stock Purchase Units to be offered pursuant to the Registration Statement (the "Offered Stock Purchase Units"), when (1) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (2) the collateral arrangements, if any, relating to the Stock Purchase Units (the "Collateral Arrangements") have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (3) an appropriate prospectus supplement or term sheet with respect to the Offered Stock Purchase Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (4) the Offered Stock Purchase Units have been duly authorized by the Board of Directors of the Company (or a duly authorized committee thereof); (5) the terms of the Offered Stock Purchase Units and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Articles (as then in effect), the By-Laws (as then in effect) and the Collateral Arrangements, if any, including all necessary corporate action to authorize the issuance and terms of the Stock Purchase Contracts that are a component of the Stock Purchase Units and the Common Shares or Preferred Shares to be issued pursuant to the Stock Purchase Contracts, and provided that such terms, when established, do not violate any applicable law or result in a default under

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February 1, 2006
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or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (6) if the Offered Stock Purchase Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Units has been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (7) the Offered Stock Purchase Units have been validly executed and countersigned in accordance with the Collateral Arrangements, if any, and duly delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Stock Purchase Units, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized and validly issued.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the use of my name under the heading "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,


/s/ Liesl A. Maloney
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Liesl A. Maloney
Senior Corporate Counsel
Mailcode: CH-2E-06

Phone: 616.247.3201 Fax: 616.246.4068
Email: lmalone2@steelcase.com